EXHIBIT 99.1
                                                                    ------------

                             [PRIVATEBANCORP, INC.]

                                                        FOR FURTHER INFORMATION:
                                                          Dennis L. Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

For Immediate Release

       PRIVATEBANCORP, INC. ANNOUNCES COMPLETION OF COMMON STOCK OFFERING

Chicago, Illinois, July 30, 2003 - PrivateBancorp, Inc. (NASDAQ: PVTB) announced today that it has completed its sale of 1.955 million shares of common stock in its underwritten public offering led by Legg Mason Wood Walker, Incorporated. The public offering price of the shares was $31.25. Net proceeds to the Company total $57.2 million. As a result of the offering, the Company now has 9,742,034 shares outstanding.

The Company will use net proceeds from the offering to repay amounts currently outstanding under its revolving credit facility and for general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



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